Exhibit 21.1

SUBSIDIARIES OF REGISTRANT

The following table lists the direct and indirect subsidiaries of Acreage Holdings, Inc. as of December 31, 2022.

Name of Subsidiary	Jurisdiction/State of Incorporation
Acreage Holdings America, Inc.	Nevada
High Street Capital Partners, LLC	Delaware
Acreage Holdings WC, Inc.	Nevada
Acreage California Holding Company, LLC	California
Acreage IP California, LLC	California
CWG Botanicals Inc.	California
Made by Science LLC	California
Acreage Connecticut, LLC	Connecticut
Acreage IP Connecticut, LLC	Connecticut
D&B Wellness, LLC d/b/a The Botanist	Connecticut
Prime Wellness of Connecticut, LLC d/b/a The Botanist	Connecticut
Thames Valley Apothecary, LLC d/b/a The Botanist	Connecticut
HSC Solutions, LLC	Delaware
HSCP Holding Corporation	Delaware
NYCANNA, LLC d/b/a The Botanist	Delaware
The Wellness & Pain Management Connection, LLC	Delaware
Acreage Finance Delaware, LLC	Delaware
Acreage Massachusetts, LLC	Delaware
Form Factory Holdings, LLC	Delaware
HSCP Service Company Holdings, Inc.	Delaware
HSCP Service Company, LLC	Delaware
Acreage Illinois Holding Company, LLC	Delaware
Acreage IP Maine, LLC	Maine
Acreage Chicago 1, LLC	Illinois
In Grown Farms, LLC 2	Illinois
NCC LLC d/b/a Nature Care’s Company	Illinois
NCC Real Estate, LLC	Illinois
NPG, LLC d/b/a Wellness Connection and High North	Maine
Acreage IP Massachusetts, LLC	Massachusetts
The Botanist, Inc.	Massachusetts
Acreage CCF New Jersey, LLC d/b/a The Botanist	New Jersey
Acreage Holdings of NJ, LLC	New Jersey
Acreage IP New Jersey, LLC	New Jersey
Acreage IP New York, LLC	New York

Acreage New York, LLC	New York
Impire State Holdings LLC	New York
NY Medicinal Research & Caring, LLC	New York
Acreage IP Ohio, LLC	Ohio
Greenleaf Apothecaries, LLC d/b/a The Botanist	Ohio
Greenleaf Gardens, LLC	Ohio
Greenleaf Therapeutics, LLC	Ohio
Acreage IP Pennsylvania, LLC	Pennsylvania
Prime Wellness of Pennsylvania, LLC	Pennsylvania